Exhibit 10.2 - Amendment Number Sixteen to the Continuing Commercial Credit Agreement dated June 27, 2003, by and among Congress Financial Corporation (Southern) as Lender and the Company and One Price Clothing of Puerto Rico, Inc. as Borrowers.



                    AMENDMENT NO. 16 TO FINANCING AGREEMENTS


                                                               June 27, 2003



One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334

Gentlemen:

         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the "Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000, Amendment No. 7 to Financing Agreements, dated February 9, 2001, Amendment No. 8 to Financing Agreements, dated September 13, 2001, Amendment No. 9 to Financing Agreements, dated November 12, 2001, Amendment No. 10 to Financing Agreements, dated December 12, 2001, Amendment No. 11 to Financing Agreements, dated January 31, 2002, Amendment No. 12 to Financing Agreements, dated September 25, 2002, Amendment No. 13 to Financing Agreements, dated April 2, 2003, Amendment No. 14 to Financing Agreements, dated May 16, 2003, and Amendment No. 15 to Financing Agreements, dated as of May 30, 2003, together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

         Borrowers have requested that Lender agree to amend certain provisions of the Loan Agreement. Lender is willing to do so on the terms and conditions and to the extent set forth herein.

         In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1. Definitions.

         (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(i) "Amendment No. 16" shall mean this Amendment No. 16 to Financing
Agreements by and among Borrowers and Lender, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) "Change of Control" shall mean (A) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or One Price VI to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (B) the liquidation or dissolution of any Borrower or One Price VI or the adoption of a plan by the stockholders of any Borrower or One Price VI relating to the dissolution or liquidation of such Borrower or One Price VI, other than as permitted in Section 9.7 hereof; (C) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or One Price VI or the Board of Directors of any Borrower or One Price VI; (D) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or One Price VI (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of such Borrower or One Price VI, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or One Price VI then still in office; or (E) the failure of One Price to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower, One Price VI, or One Price Realty.

(iii) "Credit Card Acknowledgments" shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest, for and on behalf of Lenders, in the monies due and to become due to a Borrower or One Price VI (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, sometimes being referred to herein individually as a "Credit Card Acknowledgment".
(iv)

                  "Credit Card Receivable Eligibility Date" shall mean the date upon which all of the following conditions have been satisfied in the determination of Lender, so long as no Event of Default has occurred:

                           (A) Lender shall have completed a field review of the
Records and such other
information with respect to the Collateral, including Credit Card Receivables, as Lender may require to determine the amount of Loans available to Borrowers, the results of which shall be satisfactory to Lender;

                           (B) Lender shall have received an updated Schedule
8.9 to the Loan Agreement
reflecting all Credit Card Processors and Credit Card Issuers with whom Borrowers and One Price VI currently do business; and

                           (C) Lender shall have received Credit Card
Acknowledgments in each case, duly
authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors reflected on Schedule 8.9, as revised pursuant to clause (B) above.

(v) "Eligible Credit Card Receivables" shall mean, as to each Borrower, Credit Card Receivables of such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. Credit Card Receivables shall be Eligible Credit Card Receivables if:

                           (A) such Credit Card Receivables arise from the
actual and bona fide sale and
delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

                           (B) such Credit Card Receivables are not past due
(beyond any stated applicable grace
period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

                           (C) such Credit Card Receivables are not unpaid more
than five (5) Business Days
after the date of the sale of Inventory giving rise to such Credit Card Receivables;

                           (D) all material procedures required by the Credit
Card Issuer or the Credit Card
Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

                           (E) the required authorization and approval by such
Credit Card Issuer or Credit Card
Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

                           (F) such Borrower or One Price VI, on behalf of such
Borrower, shall have submitted
all materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

                           (G) the Credit Card Issuer or Credit Card Processor
obligated in respect of such
Credit Card Receivable has not failed to remit any monthly payment in respect of such Credit Card Receivable;

                           (H) such Credit Card Receivables comply with the
applicable terms and conditions
contained in Section 7.2 of this Agreement;

                           (I) the Credit Card Issuer or Credit Card Processor
with respect to such Credit Card
Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than setoffs to fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstance of such Borrower), but the portion of the Credit Card Receivables owing by such Credit Card Issuer or Credit Card Processor in excess of the amount owing by such Borrower to such Credit Card Issuer or Credit Card Processor pursuant to such fees and chargebacks may be deemed Eligible Credit Card Receivables;

                           (J) the Credit Card Issuer or Credit Card Processor
with respect to such Credit Card
Receivables has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Borrower for the purpose of establishing a reserve or collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower);

                           (K) there are no facts, events or occurrences which
would impair the validity,
enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower or One Price VI as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or One Price VI);

                           (L) such Credit Card Receivables are subject to the
first priority, valid and
perfected security interest and lien of Lender, as to such Credit Card Receivables of such Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any security interest or lien in favor of any person other than Lender except as otherwise permitted in this Agreement, in each case subject to and in accordance with the terms and conditions applicable hereunder to any such permitted security interest or lien;

                           (M) there are no proceedings or actions which are
pending or to the best of any
Borrower's knowledge threatened, against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

                           (N) such Credit Card Receivables are owed by Credit
Card Issuers or Credit Card
Processors deemed creditworthy at all times by Lender in good faith;

                           (O) no event of default has occurred under the Credit
Card Agreement of such Borrower
with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which event of default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to such Borrower or One Price VI and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Borrower, including on behalf of a Guarantor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of such Borrower or One Price VI), except as may have been waived in writing on terms and conditions reasonably satisfactory to Lender pursuant to the Credit Card Acknowledgment by such Credit Card Issuer or Credit Card Processor) or the right to establish reserves or establish or demand collateral, and the Credit Card Issuer or Credit Card Processor has not sent any written notice of default and/or notice of its intention to cease or suspend payments to such Borrower in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Borrower to such Credit Card Issuer or Credit Card Processor, and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

                           (P) the terms of the sale giving rise to such Credit
Card Receivables and all
practices of such Borrower and Guarantors with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations; and

                           (Q) the customer using the credit card or debit card
giving rise to such Credit Card
Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable.

Credit Card Receivables which would otherwise constitute Eligible Credit Card Receivables pursuant to this Section will not be deemed ineligible solely by virtue of the Credit Card Agreements with respect thereto having been entered into by One Price VI, for the benefit of Borrowers. General criteria for Eligible Credit Card Receivables may only be changed and any new criteria for Eligible Credit Card Receivables may only be established by Lender in good faith, upon notice to Borrowers, based on either: an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Lender. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

(vi) "Net Amount of Eligible Credit Card Receivables" shall mean, as to any Borrower, the gross amount of the Eligible Accounts of such Borrower less (A) sales, excise or similar taxes included in the amount thereof and (B) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.
(i)

                  (vii) "Permitted Holder" shall mean Sun Capital.

(viii) "Revolving Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to the $50,000,000.

(ix) "Sun Capital" shall mean Sun One Price, LLC, a Delaware limited liability company, and its successors and assigns.

(x) "Sun Stock Purchase Agreements" shall mean, collectively, the following as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Stock Purchase Agreement, dated June 18, 2003, by and between Sun Capital, as Purchaser and One Price, as Issuer, and (B) all agreements, documents, mortgages and instruments executed and/or delivered in connection with any of the foregoing.

         (b) Amendments to Definitions.

                  (i) The definition of Account is hereby amended to include the following at the end thereof :

                           "or (ii) consisting of Credit Card Receivables."

                  (ii) The language added to the definition of "Availability Reserves" set forth in Section 1.4 of the Loan Agreement by Amendment No. 13 is hereby amended in its entirety to read as follows:

                  "Commencing on the date of Amendment No. 13, Lender released $1,500,000 of the $1,876,000 Availability Reserve being maintained in respect of the Designated Letters of Credit in accordance with Section 1.4(d) of the Loan Agreement (the "Designated Availability Reserve"). As of the date of Amendment No. 16, the Designated Availability Reserve is $376,000. On the dates set forth in the grid below, the Designated Availability Reserve will be increased by the applicable amount as set forth below (and the Borrower shall have repaid Revolving Loans to the extent necessary to prevent the occurrence of an Event of Default) so that on May 31, 2005, the Designated Availability Reserve shall be $1,876,000.

                                          If Excess               If Excess Availability
                                          Availability is         is equal to or less
                                          greater than            than $4,000,000
                    Date                  $4,000,000

                    12/31/03              $250,000                $100,000
                    1/31/04               $125,000                $100,000
                    2/29/04               $125,000                $75,000
                    3/31/04               $125,000                $75,000
                    4/30/04               $150,000                $75,000
                    5/31/04               $150,000                $75,000
                    6/30/04               $250,000                $175,000
                    7/31/04               $200,000                $100,000
                    8/31/04               $100,000                $75,000
                    9/30/04               $100,000                $75,000
                    10/31/04              $100,000                $75,000
                    11/30/04              $100,000                $75,000

                  On December 31, 2004, Lender will re-impose the amount necessary, such that the Designated Availability Reserve shall be not less than $1,376,000. To the extent that the Designated Availability Reserve is less than $1,876,000 on January 1, 2005, then on the last day of each month thereafter, $150,000 of the Designated Availability Reserve shall be re-imposed by Lender on the last day of each calendar month until the date that the Designated Availability Reserve is $1,876,000 (the "Full DAR Imposition Date"). On any date that the Designated Availability Reserve equals $1,876,000 and no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date, Borrowers shall be deemed to request a Revolving Loan in the amount equal to the difference between the full amount by which the Designated Availability Reserve could be increased on such date under the terms hereof and the amount necessary to increase the Designated Availability Reserve to $1,876,000 ("Excess DAR Amount") and such Revolving Loan shall be applied to repay the principal amount of the Second Supplemental Loan outstanding on such date in accordance with Section 2.1.2(c) hereof in such amount. The Designated Availability Reserve shall be immediately reinstated in the amount of $1,876,000 upon the occurrence of any of the following: (i) an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred at any time on or after the Second Supplemental Loan Maturity Date, (ii) the Second ERF Letter of Credit shall expire or cease to be in full force and effect,
                  (iii) the issuer of the Second ERF Letter of Credit shall fail to perform any of the terms of the Second ERF Letter of Credit, or fail to honor any demand for payment thereunder, or deny it has any further liability or obligation thereunder or revoke, terminate or purport to revoke or terminate the Second ERF Letter of Credit prior to its stated expiry date or (iv) any injunctive relief or restraining order is sought or granted which does or would, if granted limit or impair the right of Lender to receive payment under the Second ERF Letter of Credit or for Lender to retain any funds drawn or paid thereunder.

                  Each re-imposition of the Designated Availability Reserve shall serve to reduce the stated amount of the Second ERF Letter of Credit in a like amount. To the extent that the imposition of any installment of the Designated Availability Reserve causes the outstanding amount of Revolving Loans and Letter of Credit Accommodations to exceed the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to Sections 2.1 (other than Section 2.1.2) and 2.2 of the Loan Agreement (as calculated by Lender on the date each such reserve is imposed, subject to sublimits and Availability Reserves as provided for in the Loan Agreement), then Borrowers shall be deemed to have requested that the outstanding amount of the Second Supplemental Loan be increased by the amount of such excess in accordance with
                  Section 2.1.2(a)(ii)(B) hereof; provided, that, all such increases shall not exceed $1,500,000 in the aggregate."

(iii) The definition of Credit Card Receivables set forth at Section 1.16 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "1.16 "Credit Card Receivables" shall mean, collectively, (a) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower or Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise."

                  (iv) Designated Letters of Credit. The definition of "Designated Letters of Credit" incorporated into the Loan Agreement by Amendment No. 11 is hereby deleted and replaced as follows:

                  "Designated Letters of Credit" shall mean the Letter of Credit Accommodations issued or opened by Lender for the account of any Borrower or Obligor and listed on Exhibit A to Amendment No. 16."

                  (v) Excess Availability. The definition of Excess Availability set forth at Section 1.26 of the Loan Agreement is hereby amended to delete the reference to "Inventory Loan Limit" and replace it with "Revolving Loan Limit".

(vi) Inventory Loan Limit. The definition of "Inventory Loan Limit" set forth at
Section 1.35 of the Loan Agreement is amended in its entirety to read as follows:

                  "Inventory Loan Limit" shall mean $47,000,000."

                  (vii) Maximum Credit. The definition of "Maximum Credit" set forth at Section 1.39 of the Loan Agreement is amended in its entirety to read as follows:

                  "Maximum Credit" shall mean $54,650,000; provided, that, the Maximum Credit shall permanently reduce each time Borrowers make a principal payment in respect of the Second Supplemental Loan, by an amount equal to the amount of such principal payment(s)."

                  (viii) Second Supplemental Loan. The definition of "Second Supplemental Loan" incorporated into the Loan Agreement by Amendment No. 8 is hereby deleted and replaced as follows:

                  "Second Supplemental Loan" shall mean the loan(s), in an amount not to exceed the Second Supplemental Loan Limit, made by the Lender to or for the benefit of the Borrowers pursuant to terms and conditions of Section 2.1.2 hereof, as the same may be increased by (a) the amount of any draw by a beneficiary under any Designated Letters of Credit which is not immediately reimbursed by Borrowers to Lender, and (b) the amount of any reimposition of the Designated Availability Reserve pursuant to the terms of this Agreement which would at anytime cause the outstanding amount of Loans and Letter of Credit Accommodations to exceed the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to Sections 2.1 and 2.2 of the Loan Agreement (as calculated by Lender, subject to sublimits and Availability Reserves as provided for in the Loan Agreement). As of the date of Amendment No. 16, the outstanding principal amount of the Second Supplemental Loan is $3,150,000."

                  (ix) Second Supplemental Loan Limit. The definition of "Second Supplemental Loan Limit" incorporated into the Loan Agreement by Amendment No. 8 is hereby deleted and replaced as follows:

                  "Second Supplemental Loan Limit" shall mean (i) $3,150,000 as automatically reduced by the amount of principal payments required to be made in respect of the Second Supplemental Loan in accordance with Section 2.1.2(c) hereof, on the date such payment is due plus (ii) the amount of any draw by a beneficiary under any Designated Letters of Credit which is not immediately reimbursed by Borrowers to Lender, plus (iii) the amount of any reimposition of the Designated Availability Reserve pursuant to the terms of this Agreement which would at anytime cause the outstanding amount of Loans and Letter of Credit Accommodations to exceed the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to Sections 2.1 and 2.2 of the Loan Agreement (as calculated by Lender, subject to sublimits and Availability Reserves as provided for in the Loan Agreement); provided, that, the sum of (ii) plus (iii) shall not exceed $1,500,000."

                  (x) The definition of "Second Supplemental Loan Maturity Date" is hereby amended to delete the reference to "July 31, 2004" and replace it with "June 30, 2005".

         (c) All references to the term "Financing Agreements" in the Loan Agreement and in any of the other Financing Agreements shall be deemed to include, in addition and not in limitation, this Amendment No. 16.

         (d) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. Amendments to Loan Agreement.

         (a) Revolving Loans. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                           "(a) Subject to, and upon the terms and conditions
                  contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or by One Price on behalf of One Price PR),

                           (i) the sum of:

                                     (A) upon and after the Credit Card
                                    Receivable Eligibility Date, the amount
                                    equal to eighty-five (85%) percent of the Net Amount of Eligible Credit Card Receivables of Borrowers,

                                    plus,

                                    (B) up to an amount equal to the lesser of:
                                    (x) eighty (80%) percent of the Value of the Eligible Inventory of such Borrower, or (y) eighty-five (85%) percent of the Net Recovery Cost Percentage multiplied by the Cost of the Eligible Inventory of such Borrower, minus

                           (ii) any Availability Reserves.

                  For purposes only of applying the Inventory Loan Limit, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of any Borrower shall, at Lender's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower."

                  (b) Puerto Rico Sublimit. Section 2.1 (c) of the Loan Agreement is hereby deleted and replaced as follows:

                           "(c) Except in Lender's discretion, the aggregate
                  amount of Revolving Loans and Letter of Credit Accommodations available in respect of Eligible Inventory of One Price PR shall not, at any one time outstanding, exceed an amount equal to $5,000,000 (such sublimit, the "Puerto Rico Sublimit")."

                  (c) Sublimits. Section 2.1 (d) of the Loan Agreement is hereby deleted and replaced as follows:

                           "(d) Except in Lender's discretion, (i) the aggregate
                  amount of the Revolving Loans plus the Second Supplemental Loan plus the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of Revolving Loans plus Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit, (iii) the principal amount of Revolving Loans outstanding at anytime based on Eligible Inventory shall not exceed the Inventory Loan Limit, and (iv) the principal amount of Revolving Loans outstanding at anytime based on Eligible Credit Card Receivables shall not exceed $3,000,000. In the event that the outstanding amount of the Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Revolving Loan Limit, the Inventory Loan Limit, the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, or any other sublimits provided for herein, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded."

                  (d) Sublimits. Section 2.2 (c) of the Loan Agreement is hereby deleted and replaced as follows: "(c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) the Borrower requesting such Letter of Credit Accommodation shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Lender, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in Section 2.1(a) hereof, multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or
                  Section 2.2(d)(iii)(B)." (e) Second Supplemental Loan. Section
                  2.1.2 of the Loan Agreement is hereby
                  deleted and replaced as follows:
                  "2.1.2  Second Supplemental Loan.
                                 (a) (i) Subject to, and upon the terms and conditions contained in the
                  Agreement and the other Financing Agreements, Lender agreed to make a Second Supplemental Loan to Borrowers in the original principal amount of $4,000,000 on the Closing Date (as such term is defined in Amendment No.8) and the outstanding principal balance of such Second Supplemental Loan is $3,150,000 as of the date of Amendment No. 16. (ii) Subject to, and upon the terms and conditions contained in the Agreement and the other Financing Agreements, Lender hereby agrees to make additional advances to Borrower after the date of Amendment No. 16 as follows (which advances, if any, shall constitute an additional portion of the Second Supplemental
                  Loan): (A) in the event that a draw is honored under any
                  Designated Letters of Credit which is not immediately reimbursed by Borrowers (using the proceeds of Revolving Loans made pursuant to Section 2.1 hereof to the extent that there is sufficient availability for Lender to make such Revolving Loans in accordance with Section 2.1 hereof or otherwise), Borrowers shall be deemed to have requested an increase in the outstanding amount of the Second Supplemental Loan in an amount equal to the amount of any such draw; and (B) to the extent that the imposition of any installment of the Designated Availability Reserve in accordance with Section 1.4 hereof would at any time cause the outstanding amount of Revolving Loans and Letter of Credit Accommodations to exceed the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to Sections 2.1 (other than Section 2.1.2) and 2.2 of the Loan Agreement (as calculated by Lender, subject to sublimits and Availability Reserves as provided for in the Loan Agreement), then Borrowers shall be deemed to have requested that the outstanding amount of the Second Supplemental Loan be increased by the amount of such excess; provided, that, all such increases shall not exceed $1,500,000 in the aggregate.
                  (iii) The Second Supplemental Loan advances described in subsection (ii) above, together with the outstanding $3,150,000 principal balance of the Second Supplemental Loan (referred to in subsection (i) above) shall, collectively, constitute the Second Supplemental Loan. (b) All of the proceeds of any portion of the Second Supplemental Loan shall be applied to reduce the outstanding principal balance of the Revolving Loans. (c) On the Full DAR Imposition Date, Borrowers shall, so long as no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date, make a principal payment in respect of the Second Supplemental Loan in the amount of the Excess DAR Amount. In addition, on the first day of each calendar month thereafter and until June 30, 2005 (at which time the entire unpaid principal balance of the Second Supplemental Loan shall be due and payable), Borrowers shall, so long as no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date, make monthly payments of principal in respect of the Second Supplemental Loan in an amount equal to $50,000.

                           (d) On the last day of each calendar month,
                  commencing with January 1, 2004 and ending June 30, 2005, Borrower shall be deemed to have requested Revolving Loans pursuant to Section 2.1 hereof to pay any portion of the Second Supplemental Loan, if any, attributable to Section 2.1.2(a)(ii)(B) above and the proceeds of such Revolving Loans shall be applied to that portion of the Second Supplemental Loan to the extent that (i) there is sufficient availability for Lender to make such Revolving Loans in accordance with
                  Section 2.1 hereof, and (ii) on the date of any such payment, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date.

                           (e) In addition to the payments provided for in
                  subsection (d) above, on June 30, 2005, Borrower shall be deemed to have requested Revolving Loans pursuant to Section
                  2.1 hereof to pay any increase of the Second Supplemental Loan, if any, attributable to Section 2.1.2(a)(ii)(A) and (B) above and the proceeds of such Revolving Loans shall be applied to that portion of the Second Supplemental Loan to the extent that (i) there is sufficient availability for Lender to make such Revolving Loans in accordance with Section 2.1 hereof, and (ii) on the date of any such payment, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date.

                           (f) In addition to the mandatory prepayments of the
                  Second Supplemental Loans set forth in Subsection (d) and (e) above, Borrowers may prepay any portion of the Second Supplemental Loan prior to the Second Supplemental Loan Maturity Date (subject to Sections 3.4.4 and 12.1.2 hereof) to the extent that on the date of any such prepayment and after giving effect thereto no Event of Default or act, condition or event which with notice or passage of time or both would constitute an event of default exists or has occurred on or as of such date; provided, that, (i) any prepayments made by Borrowers in respect of the Second Supplemental Loan pursuant to this subsection (f) shall be applied to the foregoing installments in the order of their maturity, (ii) any amounts prepaid on account of the Second Supplemental Loan pursuant to this subsection (f) cannot be reborrowed by the Borrowers.

                           (g) The Borrowers shall repay the entire unpaid
                  balance of the Second Supplemental Loan on the Second Supplemental Loan Maturity Date."

         (f) Availability Reserves. Section 2.4 (e) is amended in its entirety to read as follows:

                           "(e) that dilution with respect to the Credit Card
                  Receivables (based on the ratio of the aggregate amount of non-cash reductions in Credit Card Receivables for any period to the aggregate dollar amount of the sales of Borrowers giving rise to Credit Card Receivables for such period) as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent or at any time after the occurrence and during the continuance of an Event of Default or the occurrence of any event or existence of any state of facts that would, with notice or passage of time, or both, constitute an Event of Default, amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements;"

         (g) Unused Line Fee. Section 3.4 of the Loan Agreement is hereby amended to delete the reference to "Inventory Loan Limit" and replace it with "Revolving Loan Limit".

         (h) Second ERF Letter of Credit Fees. Section 3.4.11of the Loan Agreement is amended in its entirety to read as follows:

                  "3.4.11 Second ERF Letter of Credit Fees . Borrowers shall pay to Lender (for the account of Participant) the following non-refundable fees, which shall be fully earned on the dates such fees are payable: (a) a monthly fee of one and one-quarter (1 1/4%) percent of the average daily principal outstanding amount of the Second ERF Letter of Credit payable, on the first day of each month commencing July 1, 2003 and ending on the expiration date of the Second ERF Letter of Credit, pro-rated for partial months and (b) a fee equal to the fees and costs charged by the issuer of the Second ERF Letter of Credit to Participant in connection with the issuance and maintenance of the Second ERF Letter of Credit, due monthly in advance on the first day of each month prior to the expiration date of the Second ERF Letter of Credit, pro-rated for partial months."

         (i) Annual Facility Fee. A new Section 3.4.12 of the Loan Agreement is hereby added to the end of Section 3.4 as follows:

                  "3.4.12 Annual Facility Fee . Borrowers shall pay to Lender (for the account of Participant) the following annual facility fee, in an amount equal to three (3%) multiplied by the sum of
                  (a) the outstanding principal amount of the Second Supplemental Loan and (b) the face amount of the Second ERF Letter of Credit, such fee shall be fully earned and payable in advance on each anniversary hereof so long as either of the Second Supplemental Loan or the Second ERF Letter of Credit is outstanding."

         (j) Cash Dominion. The fourth sentence of Section 6.3(a)(iii) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Notwithstanding the foregoing, unless and until (A) the average daily Excess Availability of Borrowers for a period of any twenty (20) consecutive Business Days shall be less than $2,500,000 for such period (except that during the fiscal months of Borrowers for October and November 2003, such amount shall be not less than $2,000,000), or (B) an Event of Default or condition or event which, with notice or passage of time or both, would constitute an Event of Default, then exists or has occurred and is continuing, or (C) Borrower shall have failed to deliver a Borrowing Base Certificate in accordance with the provisions hereof, or (D) Lender believes in good faith that any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading in any material respect (each of the foregoing under clauses (A), (B) (C) or (D), a "Direct Remittance Event"),"

         (k) Appraisals. Section 7.3(d) of the Loan Agreement is hereby deleted and replaced as follows:

                           "(d) upon Lender's request, (i) Borrowers shall, at
                  their expense, no more than two (2) times in any twelve (12) month period (between March 15th and May 15th and between October 1st and December 1st), but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely and, (ii) Borrowers shall, at the request of Lender, no earlier than seventy-five (75) days after any appraisal conducted in accordance with Section 7.3(d)(i) hereof, deliver or cause to be delivered to Lender, a "desktop" appraisal prepared by an appraiser acceptable to Lender;"

         (l) Vendor Indebtedness. Section 9.9 of the Loan Agreement is hereby amended to add an additional subsection (i) thereof, as follows:

                  "and (i) obligations or indebtedness existing as of the date hereof owing by Borrowers to vendors, as set forth on Schedule 9.9(c) hereto contained in Exhibit B to Amendment No.16, provided, that, (i) Borrowers shall have delivered to Lender, copies of all agreements evidencing such indebtedness with respect to outstanding accounts payable, (ii) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof,
                  (iii) such Indebtedness shall be unsecured, and (iv) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers or on its behalf, promptly after the receipt thereof, or sent by Borrowers or on its behalf, concurrently with the sending thereof, as the case may be."

(m) Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby amended in its entirety to read as follows:
                  "9.11 Dividends and Redemptions (a) . Neither Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of either Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         (n) Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby deleted and replaced as follows:

                  "9.12 Transactions with Affiliates. Neither Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other affiliate of such Borrower, except for (i) sales of Inventory to or purchases of Inventory by a Borrower, as to which the selling or purchase price is not less than the cost thereof to the seller thereof, (ii) retail or sample sales to employees in the ordinary course of business, (iii) sales of Inventory by a Borrower to One Price VI as to which the selling or purchase price is not less than the cost thereof to such Borrower and the intercompany receivables arising from such sales shall not exceed, in the aggregate, $400,000 at any time, or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with such Borrower except for (i) repayments of short term loans and advances made by one Borrower to the other Borrower otherwise permitted hereunder, (ii) reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business, (iii) termination, severance or other similar payments to employees or officers of a Borrower in connection with the termination of their employment with a Borrower determined by such Borrower to be payable according to past practices of such Borrower in the case of employees or officers whose employment is not subject to contractual agreements, and, in the case of employees or officers of Borrowers whose employment is subject to contractual agreements, according to contractual obligations of Borrowers for such termination, severance or other similar payments incurred when no Event of Default or event or condition which, with notice or passage of time, or both, would constitute an Event of Default, exists or has occurred and is continuing and
                  (iv) payments to Sun Capital Partners Management III, LLC in respect of management fees pursuant to Sections 2(a), (b) and
                  (c) of the Management Services Agreement, dated of even date with Amendment No. 16, by and between One Price and Sun Capital Partners Management III, LLC (as in effect on the date of Amendment No. 16); provided, that, on the date of any such payment and after giving effect thereto, no Event of Default pursuant to Section 10.1(a)(i) of the Loan Agreement exists or has occurred and is continuing."

         (o) Excess Availability. Section 9.15.1 of the Loan Agreement is hereby deleted and replaced as follows:

                  "9.15.1 Excess Availability. Borrowers shall, collectively, at all times (a) until December 31, 2004, maintain Excess Availability of not less than $500,000 and (b) on and after December 31, 2004, maintain Excess Availability of not less than $1,500,000."

(p) Financial Covenants. Section 9.15.2 of the Loan Agreement is hereby amended in its entirety to read as follows:
         "9.15.2 Additional Financial Covenants. (a) EBITDA. (i) At any time that the average daily Excess Availability of Borrowers for a period of any twenty (20) consecutive Business Days shall be less than $2,500,000 (except during the fiscal months of Borrowers for October and November 2003, when such Excess Availability threshold shall be lowered to $2,000,000), Borrowers shall, collectively, (i) for the fiscal quarter ending October 4, 2003, have EBITDA for such fiscal quarter of, in the aggregate, not less than ninety (90%) percent of EBITDA set forth in the Projections for such period delivered by Borrowers to Lender pursuant to Section 4(k) of Amendment No. 16, and (b) as of November 1, 2003, and each calendar month thereafter (for the period commencing July 1, 2003 and ending on the last day of the applicable calendar month), have EBITDA of, not less than ninety (90%) percent of the EBITDA set forth in the Projections for such period delivered by Borrowers to Lender pursuant to Section 4(k) of Amendment No.16, until the month ending October 3, 2004, at which time, EBITDA shall be measured at the end of each calendar month for the twelve (12) months then ended. (b) Minimum Gross Margins. Intentionally Deleted. (c) Monthly Net Sales. Intentionally Deleted. (d) Monthly Inventory Receipts. (i) Borrowers shall, collectively, at any time that the average daily Excess Availability of Borrowers for a period of any twenty (20) consecutive Business Days shall be less than $2,500,000 (except during the fiscal months of Borrowers for October and November 2003, when such Excess Availability threshold shall be lowered to $2,000,000), receive Inventory with a Value of not less than eighty-five (85%) of the Projections for such period (delivered by Borrowers to Lender pursuant to Section 7(g) of Amendment No. 13). Compliance with this covenant shall be first calculated on October 4, 2003."

         (q) Events of Default.

                  (i) Section 10.1(a)(ii)(C) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(C) the failure to observe or perform any of the covenants or provisions contained in Sections 9.1, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 or 9.15 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or"

                  (ii) Section 10.1(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  " (i) any default by either Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, Retail Store operating leases, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case involving indebtedness in an amount in excess of $500,000 with respect to defaults arising under agreements, documents and instruments other than Retail Store operating leases, or $500,000 with respect to defaults in current rent, additional rent, maintenance, repair or other current lease obligations arising under one or more Retail Store operating leases, in each case, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto; or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Borrower or One Price VI to fund a reserve account or otherwise hold as collateral, or shall require any Borrower or One Price VI to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower or One Price VI shall, or shall be required to, provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $100,000;"

                  (iii) Section 10.1(j) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(j) any Change of Control;"

                  (iv) In addition to the Events of Default set forth in the Loan Agreement and the other Financing Agreements, the failure of Borrowers to comply with the conditions set forth in Section 7 hereof in accordance with the terms thereof shall be deemed to constitute an additional Event of Default.

         (r) Term. Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "12.1    Term.
                           ----

                           (a) This Agreement and the other Financing Agreements
                  shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on July 31, 2006 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender may, at its option (or shall at the direction of any Lender in writing received by Lender at least ninety (90) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or One Price may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten
                  (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may, at its option, terminate this Agreement at any time on or after an Event of Default. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Lender all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment and any continuing obligations of Lender pursuant to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Lender may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Payment Account or such other bank account of Lender, as Lender may, in its discretion, designate in writing to One Price for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Payment Account or other bank account designated by Lender are received in such bank account later than 12:00 noon, Georgia time.

                           (b) No termination of this Agreement or the other
                  Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Lender shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to:

         Amount
         (i) .75% of Maximum Credit               Period From the date hereof
                                                  to and including the first
                                                  anniversary of the date hereof

         (ii) .50% of Maximum Credit              From  and  after  the  first
                                                  anniversary  of the date
                                                  hereof to and including the
                                                  second  anniversary of the
                                                  date hereof


                  Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. Notwithstanding the foregoing, Lender shall not be entitled to such early termination fee in the event that the Financing Agreements are terminated in accordance with the terms hereof upon the occurrence of an Event of Default which Lender determines not to waive. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

         3. Amendment Fee. In consideration of the foregoing, Borrower agrees to pay Lender, in addition to all other fees, charges, interest and expenses payable by Borrower to Lender hereunder and under the terms of the Loan Agreement, a fee for entering into this Amendment in the amount of $200,000, which shall be fully earned on the date hereof and which shall be payable as follows: $100,000 on the date hereof ($75,000 of which shall be paid to Participant), and $100,000 ($50,000 of which shall be paid to Participant) of which shall be due and payable on December 1, 2003; such amendment fee may be charged directly to the loan account of Borrowers maintained by Lender.

          4. Conditions Precedent. The effectiveness of the amendments set forth herein are further conditioned upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         (a) No Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

         (b) except as set forth in Section 5(g), Lender shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment and the Sun Stock Purchase Agreements, which any Borrower or One Price VI is required to obtain from any other Person, and such consent, approval or waiver shall be in form and substance satisfactory to Lender;

         (c) Lender shall have received copies of the Sun Stock Purchase Agreements, duly authorized, executed and delivered by each Borrower, One Price VI or Sun Capital as the case may be, which agreements shall be in form and substance satisfactory to Lender and shall not provide, among other things, that, Borrowers shall be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 of the Loan Agreement, and the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Lender or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof;

         (d) Lender shall have received evidence, in form and substance satisfactory to Lender, that One Price has received not less than $7,000,000 in immediately available funds in exchange for capital stock of One Price pursuant to the terms of the Sun Stock Purchase Agreements (as in effect on the date hereof) and, except as Lender may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine;

         (e) Lender shall have received an original of the amendment and consent, duly authorized and delivered by Enhanced Retail Funding, LLC, in form and substance satisfactory to Lender, agreeing to its consent to this Amendment;

         (f) Lender shall have received an original of the Junior Participation Agreement, dated on or about the date hereof, by and between Participant and Sun Capital, duly authorized, executed and delivered by Participant and Sun Capital;
         (g) Lender shall have received an original of the letter agreement, dated on or about the date hereof, by and among Borrowers, Guarantor and Lender, duly authorized, executed and delivered by Borrowers and Guarantors, authorizing Lender to pay certain loan proceeds to specified third parties;

         (h) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $4,000,000 after giving effect to stock purchase referred to in Section 4(e) hereof;

         (i) Lender shall have received, in form and substance satisfactory to Lender, (A) Borrowers' on-going plan for repayment of outstanding accounts payable owing to suppliers of inventory, trade goods and services, (B) copies of all agreements with trade creditors with respect to outstanding accounts payable, and (C) evidence that Borrowers have restructured the repayment of outstanding accounts payable owing to suppliers of inventory, trade goods and services on the terms and conditions set forth on Schedule 6.1(u) of the Sun Stock Purchase Agreement and the aggregate Total Owed Amount (as defined in such
Schedule 6.1(u)) of all of the agreements from such suppliers shall be equal or greater than $15,000,000;

         (j) Lender shall have received the fee referred to in Section 3 hereof;

         (k) Lender shall have received, in form and substance satisfactory to Lender, true, correct and complete copies of the Projections attached hereto as Exhibit C; and

         (l) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by each Borrower and One Price VI.

         5. Additional Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

         (a) All of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         (b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

         (c) This Amendment and the Sun Stock Purchase Agreements has been duly executed and delivered by each Borrower and each is in full force and effect as of the date hereof and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

         (d) Each Borrower and One Price VI do not have and shall not have any property or other interest in the Second ERF Letter of Credit or in any funds available or drawn thereunder.

         (e) Borrowers and One Price VI shall take such steps and execute and deliver, and cause to be executed and delivered, to Lender, such additional UCC financing statements and termination statements, and other and further agreements, documents and instruments as Lender may require in order to more fully evidence, perfect and protect Lender's security interest in the Collateral of One Price VI.

         (f) None of the transactions contemplated by this Amendment and the Sun Stock Purchase Agreements violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or One Price VI is a party or by which any of their property is bound (except for the defaults created by the failure to obtain the consents described in Section 5(g) below).

          (g) Borrowers have delivered true, correct and complete copies of any and all consents, waivers or approvals to or of this Amendment and the Sun Stock Purchase Agreements, which any Borrower or One Price VI is required to obtain from any other Person (other than the consents required under certain lease agreements, for which the Borrowers shall use reasonable commercial efforts to obtain).

         (h) Borrowers and One Price VI are not aware of the existence or occurrence of any act, condition or event which would permit the beneficiary under the Designated Letter of Credit identified on Exhibit A hereto to make a draw thereunder and such beneficiary has not advised Borrowers or One Price VI on or prior to the date hereof that it intends to make any draw thereunder.

         6. Additional Items to Be Delivered. Borrowers agree that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrowers shall deliver or cause to be delivered to Lender, the following, in form and substance satisfactory to Lender, as soon as possible, but in any event, by no later than the dates listed below:

         (a) by July 1, 2003, the original Amendment to the Second ERF Letter of Credit which extends the expiry date thereof to July 15, 2005;

         (b) by July 11, 2003, a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, roll-forwards of Accounts and Inventory through the date of such field examination, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Lender,

         (c) by July 31, 2003, an original written acknowledgment of Carolina Bank, as duly authorized, executed and delivered by Carolina Bank, in form and substance satisfactory to Lender, acknowledging this Amendment, and

         (d) by August 31, 2003, an Amended and Restated Loan and Security Agreement by and among Borrowers, One Price VI and Lender and such other amended and restated Financing Agreements or related deliveries as Lender may request.

         7. Miscellaneous.

         (a) Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrowers or One Price VI to comply with any of the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements.

         (b) Entire Agreement; Ratification and Confirmation of the Financing Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except for those provisions specifically modified or waived pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         (c) Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.

         (d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         (e) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         By the signature hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.

                                   Very truly yours,

                                   CONGRESS FINANCIAL CORPORATION
                                   (SOUTHERN)

                                   By:   /s/Barry M. Dolin
                                        ----------------------------------------

                                   Title: Vice President
                                          --------------------------------------



AGREED AND ACCEPTED:

ONE PRICE CLOTHING STORES, INC.

By:  /s/C. Burt Duren
   -----------------------------------------

Title:   Vice President - Finance & Treasurer


ONE PRICE CLOTHING OF PUERTO RICO, INC.

By:  /s/C. Burt Duren
   -----------------------------------------

Title:   Vice President - Finance & Treasurer


CONSENTED TO AND AGREED:

ONE PRICE CLOTHING - U.S. VIRGIN ISLANDS, INC.

By:  /s/C. Burt Duren
   -----------------------------------------

Title:   Vice President - Finance & Treasurer

                                    EXHIBIT A
                                       TO
                    AMENDMENT NO. 16 TO FINANCING AGREEMENTS


                          Designated Letters of Credit


LC Number              LC Expiry Date                               LC Amount
---------              --------------                               ---------
SM411241P             January 01, 2010                             $1,876,000

                                    EXHIBIT B
                                       TO
                    AMENDMENT NO. 16 TO FINANCING AGREEMENTS

                                 Schedule 9.9(c)



                                 [See Attached]

                                    EXHIBIT C
                                       TO
                    AMENDMENT NO. 16 TO FINANCING AGREEMENTS

                                 New Projections

                                 [See Attached]